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                                   EXHIBIT 1
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                                                                       EXHIBIT 1

                        STANDBY STOCK PURCHASE AGREEMENT

     THIS STANDBY STOCK PURCHASE AGREEMENT (this "Agreement") is made and
entered into as of March   , 1997, by and between Globalstar Telecommunications
Limited, a Bermuda company (the "Company") and Loral Space & Communications Ltd., a Bermuda company (the "Purchaser").

                                  WITNESSETH:

     WHEREAS, the Company anticipates issuing to its Shareholders holding Common Stock on a record date to be determined by the Company, subscription rights (the "Rights") to subscribe for and purchase an aggregate of 1,131,168 shares (the "Rights Shares") of the Company's Common Stock, $1.00 par value per share (the "Common Stock"), at the per share Subscription Price of $26.50 (the "Rights Offering"); and

     WHEREAS, in connection with the Rights Offering the Purchaser agrees to purchase and the Company agrees to sell and issue at the Subscription Price to the Purchaser any and all Rights Shares not subscribed for by the holders of the Rights; and

     WHEREAS, the Purchaser and the Company desire to enter into this Agreement regarding the issuance, sale and purchase of the Standby Shares (as defined herein);

     NOW, THEREFORE, in and for consideration of the premises, and other good and valuable consideration the receipt and sufficiency of all of which is hereby acknowledged, intending to be legally bound, the parties agree as follows:

I.  CERTAIN DEFINITIONS.

     A. Capitalized terms not otherwise defined herein have the meanings ascribed to them in the Preliminary or Final Prospectus, as the case may be, contained in the Company's Registration Statement (as defined below).

     B.  The following terms have the meanings specified:

          "Commission" means the United States Securities and Exchange
     Commission.

          "Effective Date" means the date as of which the Commission declares the Registration Statement to be effective for purposes of the Securities Act.

          "Prospectus" means the prospectus constituting a part of the Registration Statement (including all information incorporated therein by reference), as from time to time amended or supplemented. If any revised prospectus shall be filed by the Company at the Commission on or after the Effective Date of the Registration Statement, the term "Prospectus" shall refer to each such revised prospectus from and after the time it is first used.

          "Registration Statement" means the registration statement filed by the Company with the Commission on form S-3 (Commission including all exhibits thereto, and as the same may be amended (at the date on which it became or becomes effective) and, in the event any post-effective amendment thereto is filed with the Commission prior to the Closing Date, the term "Registration Statement" shall also mean such registration statement as so amended.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

II.  PURCHASE AND SALE OF SHARES.

     Subject to the terms and conditions herein set forth, the Company hereby agrees to issue and sell to the Purchaser, and the Purchaser hereby agrees to purchase from the Company, at the Subscription Price, up to 1,131,168 shares of the Common Stock (the "Standby Shares"), with the exact number of the Standby
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Shares to be calculated by subtracting (a) the number of Rights Shares sold pursuant to the Rights Offering from (b) the 1,131,168 Rights Shares available for sale pursuant to the Rights Offering.

III.  THE CLOSING.

     As soon as practicable following its determination of the number of Rights Shares subject to Rights that expire without being exercised, the Company shall notify the Purchaser of the number of Standby Shares, if any, to be purchased by the Purchaser. The delivery of and payment for the Standby Shares (the "Closing"), if any, shall occur on the fifth business day following the Expiration Date (or such later date as the Company and the Purchaser may agree, the "Closing Date") at the office of Willkie Farr & Gallagher, 153 E. 53rd Street, New York, New York, at 10:00 a.m. New York time (the "Closing Time").

IV.  DELIVERY OF THE STANDBY SHARES.

     At the Closing, the Standby Shares, registered in the name of the purchaser or such nominee(s) as the Purchaser may have specified in writing, shall be delivered by or on behalf of the Company to the Purchaser, for the Purchaser's account, against delivery by the Purchaser of the aggregate Subscription Price therefor in immediately available funds in the form of one or more certified checks or a wire transfer to an account designated by the Company.

V.  REPRESENTATIONS AND WARRANTIES.

     The Company hereby represents and warrants to the Purchaser as of the date hereof and, unless otherwise specified herein, at and as of the date hereof and at and as of Closing Time as follows:

          (1) The Company has filed with the Commission the Registration Statement (Commission File No. 333-22063), including a preliminary Prospectus, for the registration under the Act of the offering and sale of the Rights and the Rights Shares. The Company has filed with the Commission, or will file prior to the Closing, a further amendment to the Registration Statement (including the form of final Prospectus). The Company has included in the Registration Statement as of the date hereof, and will include in the Registration Statement, as of the Effective Date and the Closing Date, all information required by the Securities Act and the rules and regulations promulgated thereunder to be included in the final Prospectus with respect to the Rights and the Underlying Shares and the offering thereof.

          (2) On the Effective Date and the Closing Date, the Registration Statement, including any Prospectus filed in accordance with Rule 424(b),

             (a) does and will comply in all material respects with the applicable requirements of the Act and the rules promulgated thereunder, and

             (b) does not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.

          (3) The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus relating to the proposed offering of the Shares nor instituted or, to the knowledge of the Company, threatened to institute proceedings for that purpose.

          (4) The Company has been duly formed under the laws of the Islands of Bermuda and is an existing company in good standing under said laws with full power and authority to enter into and perform its obligations under this Agreement.

          (5) The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action of the Company this Agreement, when duly executed and delivered by the Purchaser, will constitute a valid and legally binding instrument of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization,

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     moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

          (6) The Rights Shares (including the Standby Shares, if any) have been duly authorized by the Company, and when issued and delivered by the Company against payment of the Subscription Price therefor will be validly issued, fully paid and nonassessable. The Rights have been duly authorized by the Company, and when issued and delivered by the Company, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          (7) The execution and delivery of this Agreement, the consummation by the Company of the transactions contemplated hereby and in the Prospectus and the compliance by the Company with the terms hereof do not and will not conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute a default under, (a) the Memorandum of Association or Bye-laws of the Company, or any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which any of its properties or assets are bound, with such exceptions as would not have a material adverse effect on the financial condition of the Company, or (b) any applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court having jurisdiction over the Company or any of its properties or assets.

          (8) No consent, approval, authorization, order, registration or qualification of or with any government, governmental instrumentality or court is required for the valid authorization, execution, delivery and performance by the Company of this Agreement, the issue of the Rights and the Rights Shares (including the Standby Shares, if any) or the consummation by the Company of the other transactions contemplated by this Agreement, except such as (a) have been obtained on or before the date hereof or (b) if not required prior to the date hereof, will have been obtained on or before the Closing Date.

     B. The Purchaser hereby represents and warrants to the Company, as of the date hereof and at and as of the Closing Time, as follows:

          (1) The Purchaser has been duly formed under the laws of the Islands of Bermuda and is an existing company in good standing under said laws with full power and authority to enter into and perform its obligations under this Agreement.

          (2) The execution, delivery and performance of this Agreement by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereby have been duly authorized by all necessary corporate action of the Purchaser and this Agreement, when duly executed and delivered by the Company, will constitute a valid and legally binding agreement of the Purchaser, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

          (3) The Purchaser is not (i) a member of the National Association of Securities Dealers, Inc. ("NASD"), (ii) an officer, director, general partner, employee or agent of any NASD member, (iii) associated with any NASD member or (iv) an immediate family member of any such person.

          (4) The Purchaser acknowledges that, upon its receipt of the Standby Shares, such shares will constitute "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act for the purposes of any resale by the Purchaser of such Standby Shares.

          (5) The Purchaser shall not, directly or indirectly, sell, pledge or otherwise dispose of any Standby Shares in one transaction or series of transactions except (a)(i) pursuant to a registration statement that has been declared effective under the Securities Act or (ii) in compliance with an available exemption from registration under the Securities Act and (B) in compliance with the applicable securities laws of any state of the United States or any other applicable jurisdiction.

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          (6) The Purchaser is acquiring the Standby Shares for its own account without any view to, and not for offer or sale in connection with, any distribution of the Standby Shares in violation of the Securities Act.

VI.  CLOSING CONDITIONS.

     A. The obligations of the Company to consummate its issuance and sale of the Standby Shares shall be subject to the conditions that (1) all representations and warranties and other statements of the Purchaser are, as of the date hereof and at and as of the Closing Time, true and correct in all material respects, (2) the Purchaser shall have performed in all material respects all of its obligations hereunder to have been performed at or prior to, the Closing Time, and (3) no stop order suspending the effectiveness of the Registration Statement or any amendment or supplement thereto shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission.

     B. The obligations of the Purchaser to the consummate its purchase of the Standby Shares shall be subject to the conditions that (1) all representations and warranties and other statements of the Company are, as of the date hereof and at and as of the Closing Time, true and correct in all material respects,
(2) the Company shall have performed in all material respects all of its obligations hereunder to have been performed at or prior to the Closing Time, and (3) no stop order suspending the effectiveness of the Registration Statement or any amendment or supplement thereto shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission.

VII.  TERMINATION.

     Either of the parties hereto may terminate this Agreement if the transactions contemplated hereby are not consummated by December 31, 1997 through no fault of such party. In addition, this Agreement shall terminate upon mutual consent of the parties hereto. The Company and the Purchaser hereby agree that any termination of this Agreement pursuant to this Section 6, or the termination of the Rights Offering for any reason whatsoever by the Company (other than termination in the event of a breach of this Agreement by the Purchaser or misrepresentation of any of the statements made herein by the Purchaser) shall be without liability of the Company or the Purchaser.

VIII.  GOVERNING LAW.

     This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.

IX.  ENTIRE AGREEMENT.

     This Agreement represents the entire understanding of the parties with respect to the matters addressed herein and supersedes all prior written and oral understandings concerning the subject matter hereof.

X.  EXECUTION IN COUNTERPARTS.

     This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute but one and the same instrument.

XI.  ATTORNEYS' FEES.

     In the event of any suit or other proceeding to construe or enforce any provision of this Agreement, or otherwise in connection with this Agreement, the prevailing party's reasonable attorneys' fees and costs (in addition to all other amounts and relief to which such party may be entitled) shall be paid by the other party, whether or not such suit or proceeding is prosecuted to judgment.

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     IN WITNESS WHEREOF, and intending to be legally bound, the Company and the
Purchaser has each signed or caused to be signed its name as of the day and year first above written.

                                          COMPANY

                                          GLOBALSTAR TELECOMMUNICATIONS LIMITED
                                          Cedar House
                                          41 Cedar Avenue
                                          Hamilton HM12
                                          Bermuda

                                          By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                          PURCHASER

                                          LORAL SPACE & COMMUNICATIONS LTD.
                                          600 Third Avenue
                                          New York, New York 10016

                                          By:
                                            ------------------------------------
                                            Name:
                                            Title:

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